Frontier Airlines Reports Fourth Quarter 2023 Financial Results
DENVER - February 6, 2024 - Frontier Group Holdings, Inc. (Nasdaq: ULCC), parent company of Frontier Airlines, Inc., today reported financial results for the fourth quarter and full year 2023 and issued guidance for the first quarter and full year 2024.
Fourth Quarter 2023 Key Highlights:
•Pre-tax margin was 0.7 percent and adjusted (non-GAAP) pre-tax margin was 0.8 percent
•Total operating revenues were $891 million, 2 percent lower than the comparable 2022 quarter
•Cost per available seat mile (“CASM”) was 8.93 cents, 10 percent lower than the comparable 2022 quarter, and adjusted (non-GAAP) CASM (excluding fuel) was 5.90 cents, 8 percent lower than the comparable 2022 quarter
•Achieved a 99.5 percent completion factor during the quarter, and the highest on-time arrivals and departures since 2015 (excluding pandemic-year 2020) in the month of December
•Took delivery of four A321neo aircraft during the fourth quarter, increasing the proportion of the fleet comprised of the more fuel-efficient A320neo family aircraft to 79 percent as of December 31, 2023, the highest of all major U.S. carriers
•Generated 105 available seat miles (“ASMs”) per gallon, approximately 3 percent higher than the comparable 2022 quarter, reaffirming Frontier's position as the most fuel-efficient of all major U.S. carriers and its ongoing commitment to being “America's Greenest Airline” as measured by ASMs per fuel gallon consumed
•Unveiled a reimagined Frontier Miles loyalty program for 2024 enabling customers to “Get it All for Less” and earn the highest rate in the industry on total eligible purchases
•Announced new crew bases at Cleveland Hopkins, Cincinnati/Northern Kentucky International, Chicago O'Hare/Midway and San Juan, Puerto Rico (announced January 2024)
•Announced new routes and expanded operations from 10 bases, consistent with the Company's strategy to focus growth on overpriced and underserved markets
“Fourth quarter results significantly outperformed guidance on strong operational performance and cost execution, providing a solid foundation as we enter 2024,” commented Barry Biffle, Chief Executive Officer. “Leveraging this momentum, we intend to expand profitability in 2024 by executing on our network simplification plan, focusing growth on overpriced and underserved markets, further diversifying our revenue stream, enhancing customer engagement, and further lowering our unit costs. I'm proud of Team Frontier for their outstanding performance and for their commitment to deliver Low Fares Done Right.”

Fourth Quarter and Full Year 2023 Select Financial Highlights
The following is a summary of fourth quarter and full year 2023 select financial results, including both GAAP and adjusted (non-GAAP) metrics. Refer to “Reconciliations of Non-GAAP Financial Information” in the appendix of this release.

(unaudited, in millions, except for percentages)
	Three Months Ended December 31,
	2023		2022
	As Reported (GAAP)	Adjusted (Non-GAAP)	As Reported (GAAP)	Adjusted (Non-GAAP)
Total operating revenues	$891	$891	$906	$906
Total operating expenses	$894	$893	$861	$859
Pre-tax income (loss)	$6	$7	$50	$52
Pre-tax income (loss) margin	0.7%	0.8%	5.5%	5.7%
Net income (loss)	$(37)	$1	$40	$39
Diluted earnings (loss) per share	$(0.17)	$—	$0.18	$0.17

(unaudited, in millions, except for percentages)
	Year Ended December 31,
	2023		2022
	As Reported (GAAP)	Adjusted (Non-GAAP)	As Reported (GAAP)	Adjusted (Non-GAAP)
Total operating revenues	$3,589	$3,589	$3,326	$3,326
Total operating expenses	$3,592	$3,590	$3,371	$3,352
Pre-tax income (loss)	$32	$34	$(45)	$(19)
Pre-tax income (loss) margin	0.9%	0.9%	(1.4)%	(0.6)%
Net income (loss)	$(11)	$28	$(37)	$(17)
Diluted earnings (loss) per share	$(0.05)	$0.12	$(0.17)	$(0.08)
Revenue Performance
Total operating revenue for the fourth quarter of 2023 was $891 million, reflecting a revenue per available seat mile (“RASM”) of 8.90 cents, on capacity growth of 15 percent compared to the 2022 quarter. The decrease in RASM from 10.45 cents in the 2022 quarter was driven by a 17 percent decrease in revenue per passenger to $110. Departures increased 20 percent compared to the 2022 quarter on a stage length which was 8 percent shorter.
Cost Performance
Total operating expenses for the fourth quarter of 2023 were $894 million, including $303 million of fuel expenses at an average cost of $3.18 per gallon. Total adjusted operating expenses (excluding fuel), a non-GAAP measure, were $590 million, including a $36 million benefit related to the extension during the quarter of four A320ceo aircraft leases that were otherwise scheduled to return in 2024.
CASM was 8.93 cents in the fourth quarter, 10 percent lower than the comparable 2022 quarter with fuel cost - comprising approximately 34 percent of total operating expenses - roughly in-line with the comparable 2022 quarter, and non-fuel expenses up 6 percent compared to the 2022 quarter on capacity growth of 15 percent. Fuel cost for the quarter reflects a 13 percent increase in consumption, net of a 3 percent improvement in fuel efficiency to 105 ASMs per gallon, offset by a 12 percent decrease in fuel cost per gallon, each compared to the 2022 quarter.

CASM (excluding fuel), a non-GAAP measure, was 5.91 cents, 8 percent lower than the comparable 2022 quarter. Adjusted (non-GAAP) CASM (excluding fuel) was 5.90 cents, also 8 percent lower than the comparable 2022 quarter.
Earnings
Pre-tax income for the fourth quarter of 2023 was $6 million, reflecting a pre-tax margin of 0.7 percent. Adjusted pre-tax income, a non-GAAP measure, was $7 million, reflecting an adjusted pre-tax margin of 0.8 percent.
Net loss for the fourth quarter of 2023 was $37 million, including the recognition of a $37 million non-cash valuation allowance against deferred tax assets. This allowance does not affect the Company's ability to utilize cumulative net operating losses against potential future income tax liabilities. Excluding special items, adjusted net income, a non-GAAP measure, was $1 million. Refer to “Reconciliations of Non-GAAP Financial Information” in the appendix of this release.
Cash and Liquidity
Unrestricted cash and cash equivalents as of December 31, 2023 was $609 million, or $139 million net of debt. The Company also has unencumbered loyalty and brand-related assets which it believes could generate significant additional liquidity, if desired.
Fleet
As of December 31, 2023, Frontier had a fleet of 136 Airbus single-aisle aircraft, as scheduled below, all financed through operating leases that expire between 2025 and 2035.

Equipment	Quantity	Seats
A320ceo	8	180 or 186
A320neo	82	186
A321ceo	21	230
A321neo	25	240
Total fleet	136
Frontier is “America's Greenest Airline” measured by ASMs per fuel gallon consumed. During the fourth quarter of 2023, Frontier generated 105 ASMs per gallon, a 3 percent improvement compared to the 2022 quarter.
Frontier took delivery of four A321neo aircraft during the fourth quarter of 2023, increasing the proportion of the fleet comprised of the more fuel-efficient A320neo family aircraft to 79 percent as of December 31, 2023, the highest of all major U.S. carriers. The A321neo is expected to unlock meaningful scale efficiencies by way of fuel savings and higher average seats per departure. As of December 31, 2023, the Company had commitments for an additional 210 aircraft to be delivered through 2029, including purchase commitments for 67 A320neo aircraft and 143 A321neo aircraft, representing 68 percent of future committed deliveries.
Forward Guidance
The guidance provided below is based on the Company's current estimates and is not a guarantee of future performance. This guidance is subject to significant risks and uncertainties that could cause actual results to differ materially, including the risk factors discussed in the Company's reports on file with the Securities and Exchange Commission (the "SEC"). Frontier undertakes no duty to update any forward-looking statements or estimates, except as required by applicable law. Further, this guidance excludes special items and the reconciliation of non-GAAP measures to the comparable GAAP measures because such amounts cannot be determined at this time.

The Company continues to see sequential improvement in the revenue environment as adjusted for seasonality. The Company is focusing its growth on overpriced and underserved "VFR" (Visiting Friends and Relatives) markets which, alongside network simplification, revenue diversification and cost savings initiatives, are expected to expand profitability in 2024.
First Quarter 2024
Capacity is anticipated to grow 5 to 7 percent compared to the 2023 quarter. Fuel costs are expected to be $2.85 to $2.95 per gallon based on the blended fuel curve on February 2, 2024. Adjusted (non-GAAP) total operating expenses (excluding fuel) are anticipated to be $645 to $660 million. The effective tax rate is estimated to be approximately 23 percent. Adjusted (non-GAAP) pre-tax loss margin is expected to be (4) to (7) percent (excluding special items).
Full Year 2024
Capacity is anticipated to grow 12 to 15 percent compared to 2023 and adjusted (non-GAAP) pre-tax margin is expected to be 3 to 6 percent (excluding special items). Fuel costs are expected to be $2.70 to $2.80 per gallon based on the blended fuel curve on February 2, 2024. Adjusted (non-GAAP) CASM (excluding fuel), stage-length adjusted to 1,000 miles, is expected to be down 1 to 3 percent over the prior year. Pre-delivery deposits, net of refunds, are expected to be $20 to $50 million and other capital expenditures are expected to be $160 to $180 million.
The current forward guidance estimates are presented in the following table:

First Quarter
2024(a)
Capacity growth (versus 1Q 2023)(b)	5 to 7%
Adjusted (non-GAAP) total operating expenses (excluding fuel) ($ millions)(c)	$645 to $660
Average fuel cost per gallon(d)	$2.85 to $2.95
Effective tax rate(e)	~23%
Adjusted (non-GAAP) pre-tax margin	(4) to (7)%

Full Year
2024(a)
Capacity growth (versus 2023)(b)	12 to 15%
Average fuel cost per gallon(d)	$2.70 to $2.80
Adjusted (non-GAAP) CASM (excluding fuel), SLA 1,000 (¢)(c)	Down 1 to 3%
Adjusted (non-GAAP) pre-tax margin	3 to 6%
Pre-delivery deposits, net of refunds ($ millions)	$20 to $50
Other capital expenditures ($ millions)(f)	$160 to $180
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(a)Includes guidance on certain non-GAAP measures, including adjusted total operating expenses (excluding fuel) and adjusted pre-tax margin, and which excludes, among other things, special items. The Company is unable to reconcile these forward-looking projections to GAAP as the nature or amount of such special items cannot be determined at this time.
(b)Given the dynamic nature of the current demand environment, actual capacity adjustments made by the Company may be materially different than what is currently expected.
(c)Amount estimated excludes fuel expense and special items, the latter of which are not estimable at this time. The amount takes into consideration the additional expected capacity. Stage Length Adjusted (SLA) to 1,000 miles: Adjusted CASM (excluding fuel) * Square root (stage length / 1,000).
(d)Estimated fuel cost per gallon is based upon the blended jet fuel curve on February 2, 2024 and is inclusive of estimated fuel taxes and into-plane fuel costs.
(e)The Company’s first quarter actual tax rate may differ from the forecasted rate due to varying factors which may include, but are not limited to, the composition of items of income and expense recognized in the first quarter, including the amount of non-deductible or other similar items, the treatment of deferred tax assets and related valuation allowances, and the ultimate tax rate applicable to annual results.

(f)Other capital expenditures estimate includes capitalized heavy maintenance.
Conference Call
The Company will host a conference call to discuss fourth quarter 2023 results today, February 6, 2024, at 11:00 a.m. Eastern Time (USA). Investors may listen to a live, listen-only webcast available on the investor relations section of the Company's website at https://ir.flyfrontier.com/news-and-events/events. Commentary from management will be supplemented with a brief presentation which can be viewed on the webcast platform with a PC or smartphone, or, alternatively, the presentation can be downloaded from the investor relations website at the same address noted above.
The call will be archived and available for 90 days on the investor relations section of the Company's website.

About Frontier Airlines
Frontier Airlines, Inc., a subsidiary of Frontier Group Holdings, Inc. (Nasdaq: ULCC), is committed to “Low Fares Done Right.” Headquartered in Denver, Colorado, the Company operates 136 A320 family aircraft and has the largest A320neo family fleet in the U.S. The use of these aircraft, along with Frontier’s high-density seating configuration and weight-saving initiatives, have contributed to Frontier’s continued ability to be the most fuel-efficient of all major U.S. carriers when measured by ASMs per fuel gallons consumed. With 210 new Airbus planes on order, Frontier will continue to grow to deliver on the mission of providing affordable travel across America.
Cautionary Statement Regarding Forward-Looking Statements and Information
Certain statements in this release should be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Words such as “expects,” “will,” “plans,” “intends,” “anticipates,” “indicates,” “remains,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “goals,” “targets” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law.
Actual results could differ materially from these forward-looking statements due to numerous risks and uncertainties relating to the Company's operations and business environment including, without limitation, the following: unfavorable economic and political conditions in the states where the Company operates and globally, including an inflationary environment, and the resulting impact on cost inputs and/or consumer demand for air travel; the highly competitive nature of the global airline industry and susceptibility of the industry to price discounting and changes in capacity; disruptions to the Company's flight operations, including due to factors beyond the Company's control, such as adverse weather events or air traffic controller staffing shortages; the Company's ability to attract and retain qualified personnel at reasonable costs; high and/or volatile fuel prices or significant disruptions in the supply of aircraft fuel, including as a result of the war between Russia and Ukraine or the conflict in the Middle East; the Company's reliance on technology and automated systems to operate its business and the impact of any significant failure or disruption of, or failure to effectively integrate and implement, the technology or systems; the Company’s reliance on third-party service providers and the impact of any failure of these parties to perform as expected, or interruptions in the Company's relationships with these providers or their provision of services; adverse publicity and/or harm to the Company's brand or reputation; reduced travel demand and potential tort liability as a result of an accident, catastrophe or incident involving the Company, its codeshare partners or another airline; terrorist attacks, international hostilities or other security events, or the fear of terrorist attacks or hostilities, even if not made directly on the airline industry; increasing privacy and data security obligations or a significant data breach; further changes to the airline industry with respect to alliances and joint business arrangements or due to consolidations; changes in the Company's network strategy or other factors outside its control resulting in less economic aircraft orders, costs related to modification or termination of aircraft orders or entry into less favorable aircraft orders; the Company's reliance on a single supplier for its aircraft and two suppliers for its engines, and the impact of any failure to obtain timely deliveries, additional equipment or support from any of these suppliers; expanded inspection programs and/or heightened maintenance requirements imposed on the Company’s aircraft or engines; the impacts of union disputes, employee strikes or slowdowns, and other labor-related disruptions on the Company's operations; extended interruptions or disruptions in service at major airports where the Company operates; the impacts of seasonality and other factors associated with the airline industry; the Company's failure to realize the full value of its intangible assets or its long-lived assets, causing the Company to record impairments; the costs of compliance with extensive government regulation of the airline industry; costs, liabilities and risks associated with environmental regulation and climate change; the Company's inability to accept or integrate new aircraft into the Company's fleet as planned; the impacts of the Company's significant amount of financial leverage from fixed obligations, the possibility the Company may seek material amounts of additional financial liquidity in the short-term and the impacts of insufficient liquidity on the Company's financial condition and business; failure to comply with the covenants in the Company's financing agreements or failure to comply with financial and other covenants governing the Company's other debt; changes in, or failure to retain, the Company's senior management team or other key employees; current or future litigation and regulatory actions, or failure to comply with the terms of any settlement, order or arrangement relating to these actions; increases in insurance costs or inadequate insurance coverage; and other risks and uncertainties set forth from time to time under sections captioned “Risk Factors” in the Company's reports and other documents filed with the SEC, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 22, 2023.

Frontier Group Holdings, Inc.
Consolidated Statements of Operations
(unaudited, in millions, except share and per share amounts)

	Three Months Ended December 31,		Percent Change	Year Ended December 31,		Percent Change
	2023	2022		2023	2022
Operating revenues:
Passenger	$872	$887	(2)%	$3,509	$3,248	8%
Other	19	19	—%	80	78	3%
Total operating revenues	891	906	(2)%	3,589	3,326	8%

Operating expenses:
Aircraft fuel	303	304	—%	1,130	1,160	(3)%
Salaries, wages and benefits	223	187	19%	858	715	20%
Aircraft rent	125	155	(19)%	554	556	—%
Station operations	135	96	41%	516	422	22%
Maintenance, materials and repairs	34	39	(13)%	179	146	23%
Sales and marketing	39	44	(11)%	164	164	—%
Depreciation and amortization	14	9	56%	50	45	11%
Transaction and merger-related costs, net	—	2	N/M	1	10	(90)%
Other operating	21	25	(16)%	140	153	(8)%
Total operating expenses	894	861	4%	3,592	3,371	7%
Operating income (loss)	(3)	45	N/M	(3)	(45)	(93)%
Other income (expense):
Interest expense	(8)	(5)	60%	(29)	(21)	38%
Capitalized interest	9	5	80%	28	11	155%
Interest income and other	8	5	60%	36	10	260%
Total other income (expense)	9	5	80%	35	—	N/M
Income (loss) before income taxes	6	50	(88)%	32	(45)	N/M
Income tax expense (benefit)	43	10	330%	43	(8)	N/M
Net income (loss)	$(37)	$40	N/M	$(11)	$(37)	(70)%
Earnings (loss) per share:
Basic (a)	$(0.17)	$0.18	N/M	$(0.05)	$(0.17)	(71)%
Diluted (a)	$(0.17)	$0.18	N/M	$(0.05)	$(0.17)	(71)%

Weighted-average common shares outstanding:
Basic (a)	221,930,738	217,805,133	2%	220,097,989	217,601,373	1%
Diluted (a)	221,930,738	220,040,531	1%	220,097,989	217,601,373	1%
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N/M = Not meaningful
(a)In periods of net income, the dilutive impact of the 3.1 million warrants outstanding relating to funding provided pursuant to the CARES Act and related legislation, any non-participating options and unvested restricted stock units are included in the diluted earnings per share calculations. In addition, most of the Company's 3.0 million outstanding options are participating securities and are therefore not expected to be part of the Company's diluted share count under the two-class method until they are exercised, but, in periods of net income, are included as an adjustment to the numerator of the Company's earnings per share calculation as they are eligible to participate in the Company's earnings. The participating securities impact has been subtracted from periods presented with positive net income in the computation of basic and diluted earnings per share.

Frontier Group Holdings, Inc. Selected Operating Statistics (unaudited)
	Three Months Ended December 31,		Percent Change	Year Ended December 31,		Percent Change
	2023	2022		2023	2022
Operating statistics (a)
Available seat miles (ASMs) (millions)	10,013	8,670	15%	37,822	31,746	19%
Departures	52,094	43,407	20%	188,841	165,447	14%
Average stage length (miles)	952	1,032	(8)%	1,007	991	2%
Block hours	138,311	121,623	14%	523,440	451,156	16%
Average aircraft in service	134	115	17%	126	112	13%
Aircraft – end of period	136	120	13%	136	120	13%
Average daily aircraft utilization (hours)	11.3	11.5	(2)%	11.3	11.1	2%
Passengers (thousands)	8,099	6,836	18%	30,218	25,486	19%
Average seats per departure	201	193	4%	199	193	3%
Revenue passenger miles (RPMs) (millions)	7,817	7,122	10%	30,798	25,669	20%
Load Factor	78.1%	82.1%	(4.0) pts	81.4%	80.9%	0.5 pts
Fare revenue per passenger ($)	38.44	50.76	(24)%	42.26	54.22	(22)%
Non-fare passenger revenue per passenger ($)	69.16	78.99	(12)%	73.85	73.21	1%
Other revenue per passenger ($)	2.45	2.77	(12)%	2.66	3.07	(13)%
Total ancillary revenue passenger ($)	71.61	81.76	(12)%	76.51	76.28	—%
Total revenue per passenger ($)	110.05	132.52	(17)%	118.77	130.50	(9)%
Total revenue per available seat mile (RASM) (¢)	8.90	10.45	(15)%	9.49	10.48	(9)%
Cost per available seat mile (CASM) (¢)	8.93	9.93	(10)%	9.50	10.62	(11)%
CASM (excluding fuel) (¢)	5.91	6.43	(8)%	6.51	6.96	(6)%
CASM + net interest (¢)	8.85	9.87	(10)%	9.40	10.62	(11)%
Adjusted CASM (¢)	8.92	9.91	(10)%	9.49	10.56	(10)%
Adjusted CASM (excluding fuel) (¢)	5.90	6.40	(8)%	6.50	6.90	(6)%
Adjusted CASM (excluding fuel), SLA 1,000 (¢)(b)	5.76	6.50	(11)%	6.52	6.87	(5)%
Adjusted CASM + net interest (¢)	8.84	9.85	(10)%	9.40	10.54	(11)%
Fuel cost per gallon ($)	3.18	3.60	(12)%	3.10	3.72	(17)%
Fuel gallons consumed (thousands)	95,181	84,556	13%	364,606	312,115	17%
Full-time equivalent employees	7,214	6,450	12%	7,214	6,450	12%
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(a)Figures may not recalculate due to rounding.
(b)Stage Length Adjusted (SLA) to 1,000 miles: Adjusted CASM (excluding fuel) * Square root (stage length / 1,000)

Reconciliations of Non-GAAP Financial Information
The Company is providing below a reconciliation of GAAP financial information to the non-GAAP financial information provided. The non-GAAP financial information is included to provide supplemental disclosures because the Company believes they are useful additional indicators of, among other things, its operating and cost performance. These non-GAAP financial measures have limitations as analytical tools. Because of these limitations, determinations of the Company’s operating performance or CASM excluding unrealized gains and losses, special items or other items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. These non-GAAP financial measures may be presented on a different basis than other companies using similarly titled non-GAAP financial measures.
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Pre-Tax Income (Loss) to Adjusted Pre-Tax Income (Loss)
($ in millions) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income (loss), as reported	$(37)	$40	$(11)	$(37)
Non-GAAP Adjustments:
Salaries, wages and benefits
Collective bargaining contract ratification(a)	—	—	—	2
Depreciation and amortization
Asset impairment(b)	—	—	—	7
Other operating expenses
Transaction and merger-related costs, net(c)	—	2	1	10
Other operating costs - legal fees(d)	1	—	1	—
Interest expense
CARES Act – write-off of deferred financing costs due to paydown of loan(e)	—	—	—	7
Pre-tax impact	1	2	2	26
Tax benefit (expense), related to non-GAAP adjustments(f)	—	(3)	—	(6)
Valuation allowance(g)	37	—	37	—
Net income (loss) impact	38	(1)	39	20

Adjusted net income (loss)(h)	$1	$39	$28	$(17)

Income (loss) before income taxes, as reported	$6	$50	$32	$(45)
Pre-tax impact	1	2	2	26
Adjusted pre-tax income (loss)(h)	$7	$52	$34	$(19)
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(a)Represents costs related to a one-time incentive bonus and related payroll adjustments resulting from the May 2022 contract ratification with the union representing the Company's aircraft technicians.
(b)Represents a write-off of capitalized software development costs as a result of a termination of a vendor arrangement.
(c)Adjustments for the three months ended December 31, 2022 and the year ended December 31, 2023 primarily represent employee retention costs incurred in connection with the terminated merger with Spirit Airlines, Inc. ("Spirit"). For the year ended December 31, 2022, adjustments represent $19 million in employee retention costs and $16 million in transaction costs, including banking, legal and accounting fees, incurred in connection with the terminated merger with Spirit, partially offset by $25 million received from Spirit for the reimbursement of incurred merger-related expenses.
(d)Represents $1 million of legal fees incurred due to the U.S. Department of Justice’s requests for information and deposition testimony from the Company related to the contemplated merger of Spirit and JetBlue Airways.
(e)On February 2, 2022, the Company repaid the loan under its facility with the U.S. Department of the Treasury, which resulted in a one-time write-off of the remaining $7 million in unamortized deferred financing costs. This amount is a component of interest expense.

(f)Represents the tax impact of the non-GAAP adjustments. The tax impact reflected for the fourth quarter of each year includes the impact of the update to the effective tax rate for the full year on the first, second and third quarter underlying results.
(g)In December 2023, the Company recorded a $37 million non-cash valuation allowance against its U.S. federal and state net operating loss deferred tax assets, which largely don't expire, mainly as a result of being in a three-year cumulative pre-tax loss position, which has no impact on cash taxes and is not reflective of the Company's effective tax rate for deductible net operating losses generated or actual cash tax obligations created.
(h)Adjusted net income (loss) and adjusted pre-tax income (loss) are included as a supplemental disclosure because the Company believes they are useful indicators of its operating performance. Derivations of net income and pre-tax income are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties, in comparing the operating performance of companies in the airline industry.
Adjusted net income (loss) and adjusted pre-tax income (loss) have limitations as analytical tools. Adjusted net income (loss) and adjusted pre-tax income (loss) do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of the Company's ongoing operations and do not reflect the Company's cash expenditures, or future requirements, for capital expenditures or contractual commitments, and other companies in the industry may calculate adjusted net income (loss) and adjusted pre-tax income (loss) differently than the Company does, limiting their usefulness as comparative measures. Because of these limitations, adjusted net income (loss) and adjusted pre-tax income (loss) should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of adjusted net income (loss) and adjusted pre-tax income (loss), including adjusted pre-tax margin, are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of net income, including adjusted net income (loss) and adjusted pre-tax income (loss), as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, adjusted net income (loss) and adjusted pre-tax income (loss) have significant limitations which affect their use as indicators of the Company's profitability. Accordingly, you are cautioned not to place undue reliance on this information.
Reconciliation of Total Operating Expenses to Total Operating Expenses (excluding fuel), Adjusted Total Operating Expenses and Adjusted Total Operating Expenses (excluding fuel)
($ in millions) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Total operating expenses, as reported(a)	$894	$861	$3,592	$3,371
Transaction and merger-related costs, net	—	(2)	(1)	(10)
Other operating costs - legal fees	(1)	—	(1)	—
Asset impairment	—	—	—	(7)
Collective bargaining contract ratification	—	—	—	(2)
Adjusted total operating expenses(b)	$893	$859	$3,590	$3,352
Aircraft fuel	(303)	(304)	(1,130)	(1,160)
Adjusted total operating expenses (excluding fuel)(b)	$590	$555	$2,460	$2,192

Total operating expenses, as reported	$894	$861	$3,592	$3,371
Aircraft fuel	(303)	(304)	(1,130)	(1,160)
Total operating expenses (excluding fuel)(b)	$591	$557	$2,462	$2,211
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(a)See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Pre-Tax Income (Loss) to Adjusted Pre-Tax Income (Loss)” above for discussion on adjusting items.
(b)Total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) are included as supplemental disclosures because the Company believes they are useful indicators of its operating performance. Derivations of total operating expenses are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties, in comparing the operating performance of companies in the airline industry.
Total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) have limitations as analytical tools and other companies in the industry may calculate total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) differently than the Company does, limiting their usefulness as comparative measures. Because of these limitations, total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of total operating expenses, including total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) have significant limitations which affect their use as an indicator of the Company's profitability. Accordingly, you are cautioned not to place undue reliance on this information.

Reconciliation of Net Income (Loss) to EBITDA and EBITDAR and to Adjusted EBITDA and Adjusted EBITDAR
($ in millions) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income (loss)	$(37)	$40	$(11)	$(37)
Plus (minus):
Interest expense	8	5	29	21
Capitalized interest	(9)	(5)	(28)	(11)
Interest income and other	(8)	(5)	(36)	(10)
Income tax expense (benefit)	43	10	43	(8)
Depreciation and amortization	14	9	50	45
EBITDA(a)	11	54	47	—
Plus: Aircraft rent	125	155	554	556
EBITDAR(b)	$136	$209	$601	$556

EBITDA	$11	$54	$47	$—
Plus (minus)(c):
Transaction and merger-related costs, net	—	2	1	10
Other operating costs - legal fees	1	—	1	—
Collective bargaining contract ratification	—	—	—	2
Adjusted EBITDA(a)	12	56	49	12
Plus: Aircraft rent	125	155	554	556
Adjusted EBITDAR(b)	$137	$211	$603	$568
__________________
(a)EBITDA and adjusted EBITDA are included as supplemental disclosures because the Company believes they are useful indicators of its operating performance. Derivations of EBITDA are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties, in comparing the operating performance of companies in the industry.
EBITDA and adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; the Company's cash expenditures, or future requirements, for capital expenditures or contractual commitments; changes in, or cash requirements for, the Company's working capital needs; or the interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's indebtedness or possible cash requirements related to its warrants. Further, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and adjusted EBITDA do not reflect any cash requirements for such replacements. Other companies in the airline industry may calculate EBITDA and adjusted EBITDA differently than the Company does, limiting their usefulness as comparative measures. Because of these limitations, EBITDA and adjusted EBITDA should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of EBITDA and adjusted EBITDA are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of EBITDA, including adjusted EBITDA, as presented may not be directly comparable to similarly titled measures presented by other companies.
For the foregoing reasons, each of EBITDA and adjusted EBITDA have significant limitations which affect its use as an indicator of the Company's profitability. Accordingly, you are cautioned not to place undue reliance on this information.
(b)EBITDAR and adjusted EBITDAR are included as supplemental disclosures because the Company believes they are useful solely as valuation metrics for airlines as their calculations isolate the effects of financing in general, the accounting effects of capital spending and acquisitions (primarily aircraft, which may be acquired directly, directly subject to acquisition debt, by capital lease or by operating lease, each of which is presented differently for accounting purposes), and income taxes, which may vary significantly between periods and for different airlines for reasons unrelated to the underlying value of a particular airline. However, EBITDAR and adjusted EBITDAR are not determined in accordance with GAAP, are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, EBITDAR and adjusted EBITDAR, as presented, may not be directly comparable to similarly titled measures presented by other companies. In addition, EBITDAR and adjusted EBITDAR should not be viewed as a measure of overall performance since they exclude aircraft rent, which is a normal, recurring cash operating expense that is necessary to operate the business. Accordingly, you are cautioned not to place undue reliance on this information.
(c)See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Pre-Tax Income (Loss) to Adjusted Pre-Tax Income (Loss)” above for discussion on adjusting items.

Reconciliation of CASM to CASM (excluding fuel), Adjusted CASM (excluding fuel), Adjusted CASM, Adjusted CASM including net interest and CASM including net interest
(unaudited)

	Three Months Ended December 31,
	2023		2022
	($ in millions)	Per ASM (¢)	($ in millions)	Per ASM (¢)
CASM(a)(b)		8.93		9.93
Aircraft fuel	(303)	(3.02)	(304)	(3.50)
CASM (excluding fuel)(c)		5.91		6.43
Transaction and merger-related costs, net	—	—	(2)	(0.03)
Other operating costs - legal fees	(1)	(0.01)	—	—
Collective bargaining contract ratification	—	—	—	—
Adjusted CASM (excluding fuel)(c)		5.90		6.40
Aircraft fuel	303	3.02	304	3.51
Adjusted CASM(d)		8.92		9.91
Net interest expense (income)	(9)	(0.08)	(5)	(0.06)
Adjusted CASM + net interest(e)		8.84		9.85

CASM		8.93		9.93
Net interest expense (income)	(9)	(0.08)	(5)	(0.06)
CASM + net interest(e)		8.85		9.87
__________________
(a)Cost per ASM figures may not recalculate due to rounding.
(b)See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Pre-Tax Income (Loss) to Adjusted Pre-Tax Income (Loss)” above for discussion on adjusting items.
(c)CASM (excluding fuel) and adjusted CASM (excluding fuel) are included as supplemental disclosures because the Company believes that excluding aircraft fuel is useful to investors as it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. The price of fuel, over which the Company has limited control, impacts the comparability of period-to-period financial performance, and excluding allows management an additional tool to understand and analyze the Company's non-fuel costs and core operating performance, and increases comparability with other airlines that also provide a similar metric. CASM (excluding fuel) and adjusted CASM (excluding fuel) are not determined in accordance with GAAP and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(d)Adjusted CASM is included as supplemental disclosure because the Company believes it is a useful metric to properly compare the Company’s cost management and performance to other peers, as derivations of adjusted CASM are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the airline industry. Additionally, the Company believes this metric is useful because it removes certain items that may not be indicative of base operating performance or future results. Adjusted CASM is not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(e)Adjusted CASM including net interest and CASM including net interest are included as supplemental disclosures because the Company believes they are useful metrics to properly compare its cost management and performance to other peers that may have different capital structures and financing strategies, particularly as it relates to financing primary operating assets such as aircraft and engines. Additionally, the Company believes these metrics are useful because they remove certain items that may not be indicative of base operating performance or future results. Adjusted CASM including net interest and CASM including net interest are not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

Reconciliation of CASM to CASM (excluding fuel), Adjusted CASM (excluding fuel), Adjusted CASM, Adjusted CASM including net interest and CASM including net interest
(unaudited)

	Year Ended December 31,
	2023		2022
	($ in millions)	Per ASM (¢)	($ in millions)	Per ASM (¢)
CASM(a)(b)		9.50		10.62
Aircraft fuel	(1,130)	(2.99)	(1,160)	(3.66)
CASM (excluding fuel)(c)		6.51		6.96
Transaction and merger-related costs, net	(1)	(0.01)	(10)	(0.03)
Other operating costs - legal fees	(1)	—	—	—
Asset impairment	—	—	(7)	(0.02)
Collective bargaining contract ratification	—	—	(2)	(0.01)
Adjusted CASM (excluding fuel)(c)		6.50		6.90
Aircraft fuel	1,130	2.99	1,160	3.66
Adjusted CASM(d)		9.49		10.56
Net interest expense (income)	(35)	(0.09)	—	—
CARES Act – write-off of deferred financing costs due to paydown of loan	—	—	(7)	(0.02)
Adjusted CASM + net interest(e)		9.40		10.54

CASM		9.50		10.62
Net interest expense (income)	(35)	(0.10)	—	—
CASM + net interest(e)		9.40		10.62
__________________
(a)Cost per ASM figures may not recalculate due to rounding.
(b)See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Pre-Tax Income (Loss) to Adjusted Pre-Tax Income (Loss)” above for discussion on adjusting items.
(c)CASM (excluding fuel) and adjusted CASM (excluding fuel) are included as supplemental disclosures because the Company believes that excluding aircraft fuel is useful to investors as it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. The price of fuel, over which the Company has limited control, impacts the comparability of period-to-period financial performance, and excluding allows management an additional tool to understand and analyze the Company's non-fuel costs and core operating performance, and increases comparability with other airlines that also provide a similar metric. CASM (excluding fuel) and adjusted CASM (excluding fuel) are not determined in accordance with GAAP and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(d)Adjusted CASM is included as supplemental disclosure because the Company believes it is a useful metric to properly compare the Company’s cost management and performance to other peers, as derivations of adjusted CASM are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the airline industry. Additionally, the Company believes this metric is useful because it removes certain items that may not be indicative of base operating performance or future results. Adjusted CASM is not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(e)Adjusted CASM including net interest and CASM including net interest are included as supplemental disclosures because the Company believes they are useful metrics to properly compare its cost management and performance to other peers that may have different capital structures and financing strategies, particularly as it relates to financing primary operating assets such as aircraft and engines. Additionally, the Company believes these metrics are useful because they remove certain items that may not be indicative of base operating performance or future results. Adjusted CASM including net interest and CASM including net interest are not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

Reconciliation of Net Income (Loss) per Share to Adjusted Net Income (Loss) per Share
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income (loss) per share, diluted, as reported(a)(b)	$(0.17)	$0.18	$(0.05)	$(0.17)
Transaction and merger-related costs, net	—	0.01	—	0.05
Other operating costs - legal fees	—	—	—	—
Asset Impairment	—	—	—	0.03
Collective bargaining contract ratification	—	—	—	0.01
CARES Act — write-off of deferred financing costs due to paydown of loan	—	—	—	0.03
Tax benefit (expense), related to non-GAAP adjustments	—	(0.02)	—	(0.03)
Valuation allowance	0.17	—	0.17	—
Adjusted net income (loss) per share, diluted(c)	$—	$0.17	$0.12	$(0.08)
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(a)See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Pre-Tax Income (Loss) to Adjusted Pre-Tax Income (Loss)” above for discussion on adjusting items.
(b)Cost per share figures may not recalculate due to rounding.
(c)Adjusted net income (loss) per share is included as a supplemental disclosure because the Company believes it is a useful indicator of operating performance. Derivations of net income are well-recognized performance measurements in the airline industry that are frequently used by management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the industry.
Adjusted net income (loss) per share has limitations as an analytical tool. Adjusted net income (loss) per share does not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of ongoing operations and does not reflect the cash expenditures, or future requirements, for capital expenditures or contractual commitments, and other companies in the industry may calculate Adjusted net income (loss) per share differently than the Company does, limiting its usefulness as a comparative measure. Because of these limitations, Adjusted net income (loss) per share should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of adjusted net income are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of net income, including Adjusted net income (loss) per share, as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, Adjusted net income (loss) per share has significant limitations which affect its use as an indicator of profitability. Accordingly, you are cautioned not to place undue reliance on this information.
Contacts:

Jennifer F. de la Cruz Corporate Communications Email: JenniferF.DeLaCruz@flyfrontier.com Phone: 720.374.4207	David Erdman Investor Relations Email: David.Erdman@flyfrontier.com Phone: 720.798.5886